Exhibit 5.2

April 11, 2016

OneMain Holdings, Inc.

Springleaf Finance Corporation

601 N.W. Second Street

Evansville, Indiana 47708

RE: Springleaf Finance Corporation: Senior Notes Offering

Ladies and Gentlemen:

We have acted as special counsel to Springleaf Finance Corporation, an Indiana corporation (“SFC”), in connection with the public offering of $1,000,000,000 of SFC’s 8.250% Senior Notes due 2020 (the “Notes”) to be issued under the Indenture, dated as of December 3, 2014 (the “Base Indenture”), among SFC, OneMain Holdings, Inc. (formerly known as Springleaf Holdings, Inc.), a Delaware corporation, as guarantor (“OMH”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among SFC, OMH and the Trustee. On April 6, 2016, SFC and OMH entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by SFC to the Underwriters of the Notes and the guarantee of the Notes issued by OMH (the “OMH Guarantee” and, together with the Notes, the “Securities”). The Underwriting Agreement, the Indenture and the Note Certificates (as defined below) are referred to herein collectively as the “Transaction Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-3 (File No. 333-200408) of SFC relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2014 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (the “Registration Statement”);

(b)                                 an executed copy of the Indenture;

(c)                                  an executed copy of the Underwriting Agreement;

(d)                                 an executed copy of the global certificates evidencing the Notes (the “Note Certificates”) delivered by SFC to the Trustee for authentication and delivery;

(e)                                  a copy of the Restated Certificate of Incorporation of OMH, as amended, certified by the Secretary of State of the State of Delaware;

(f)                                   a copy of the Amended and Restated Bylaws of OMH as amended and in effect as of the date hereof; and

(g)                                  a copy of certain resolutions of the Board of Directors of OMH, adopted on November 19, 2014 and on November 25, 2015, as certified by the Secretary of OMH.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of SFC and OMH and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of SFC, OMH and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto (other than OMH), including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on

Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on Law or as to the effect of any such non-Opined-on Law on the opinions herein stated.

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Note Certificates constitute valid and binding obligations of SFC enforceable against SFC in accordance with their terms under the laws of the State of New York.

2.                                      The OMH Guarantee constitutes a valid and binding obligation of OMH, enforceable against OMH in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402, and (ii) principles of comity or constitutionality;

(c)                                  we do not express any opinion with respect to the enforceability of the provisions contained in Section 17.03 of the Base Indenture to the extent that such provision limits the obligations of OMH under the Indenture or any right of contribution of any party with respect to the OMH Guarantee; and

(d)                                 we do not express any opinion with respect to the enforceability of Article XVII of the Base Indenture to the extent that such section provides that the obligations of OMH are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated.

We have assumed that SFC has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of the State of Indiana and that SFC and OMH have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Indiana) in connection with the transactions contemplated by, and the performance of their respective obligations under, the Transaction Documents, other than the Opined-on Law insofar as we express our opinion herein.

We have also assumed that the terms of the Notes have been established so as not to, and that the execution and delivery by SFC and OMH of the Transaction Documents and the performance by SFC and OMH of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which SFC, OMH or any of their respective properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement or SFC’s and OMH’s Annual Reports on Form 10-K), (ii) any law, rule, or regulation to which SFC, OMH or any of their respective properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined-on Law), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of SFC, OMH and others and of public officials.

Jack R. Erkilla, Senior Vice President and Secretary of SFC, may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to him, in rendering his opinion dated the date hereof, which is to be filed herewith as Exhibit 5.1 to SFC’s and OMH’s Current Reports on Form 8-K.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to SFC’s and OMH’s Current Reports on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP